Exhibit 3.14

[STAMP]	[CHINESE] FORM 2 [CHINESE] BUSINESS REGISTRATION ORDINANCE (Chapter 310) [CHINESE] BUSINESS REGISTRATION REGULATIONS [CHINESE] Business/[ILLEGIBLE] Registration Certificate [GRAPHIC]

[CHINESE] Name of Business/ Corporation	[CHINESE] NXP SEMICONDUCTORS HONG KONG LIMITED

[CHINESE] Business/ Branch Name	**************************************** ****************************************

[CHINESE] Address	MAIN BLDG 2-11/F & W WING G/F U1/F-2/F & E WING G/F 1/F U1/F 2/F 100-110 KWAI CHEONG RD NT

[CHINESE] Nature of Business	MANUFACTURING AND TRADING

[CHINESE] Status	BODY CORPORATE

[CHINESE] Date of Commencement	[CHINESE] Date of Expiry	[CHINESE] Certificate No.	[CHINESE] Fee and Levy

25/05/2006	24/05/2007	36816322-000-05-06-8	$2,600
([CHINESE] FEE = $2,000) ([CHINESE] LEVY = $600)

[CHINESE]            (SEE OVERLEAF FOR ENGLISH VERSION)

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PLEASE PRODUCE THIS CERTIFICATE AND DEMAND NOTE INTACT AT TIME OF PAYMENT. THIS DEMAND NOTE WILL ONLY BECOME A VALID BUSINESS REGISTRATION CERTIFICATE UPON PAYMENT.

[CHINESE]
RECEIVED FEE AND LEVY HERE STATED IN PRINTED FIGURES. (Please see payment instructions overleaf.)

I.R.D.B. [CHINESE] 101B 06/06/2006 839772900 $2,600.00

I.R.D.B. 16/2006)